UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012

TRIPLE-S MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-33865	66-0555678
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”), held on April 27, 2012 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 — Election of directors

The three nominees named in the definitive proxy statement were elected to serve as Group 2 directors until the 2015 annual meeting or until his/her successor is elected or qualified. Information as to the vote on each director standing for election is provided below:

	For	Against	Abstain
Luis A. Clavell	14,420,031	2,016,619	93,049
Jesús R. Sánchez-Colón	14,353,317	2,031,946	144,436
Cari M. Domínguez	16,092,373	268,217	169,109

Each director also received 1,413,768 broker non-votes. Broker non-votes and abstentions did not have an effect on the vote because such shares are not considered votes cast.

Proposal 2 — Ratification of the selection of the independent registered public accounting firm

The voting results were as follows. There were no broker non-votes.

For	Against	Abstain
17,747,771	88,129	107,567

Proposal 3 — Advisory vote on the compensation of our named executive officers

The voting results were as follows.

For	Against	Abstain
16,035,470	299,692	194,537

There were 1,413,768 shares for broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: May 1, 2012	By:	/s/ Ramón M. Ruiz-Comas
Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer